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                                     Exhibit 10.19 to Motorola, Inc.'s Form 10-K
                                            for the year ended December 31, 2000



                              CONSULTANT AGREEMENT

       This Consultant Agreement is effective beginning February 15, 2001 ("Agreement") between Motorola, Inc., for itself, its subsidiaries and affiliates and anyone acting for it ("Motorola") and Fred Tucker, an individual, for yourself, your spouse, heirs, and anyone acting for you or for your estate ("You"). In exchange for each party's promises, you and Motorola agree as follows:

1. SERVICES. You will perform the services at the compensation rates set forth on Exhibit A, with direction from Chris Galvin, or the person he designates. Motorola can perform these services itself or to select others to perform them for any reason. You will perform all services under this Agreement as an independent contractor and not as an employee or agent of Motorola. You are solely responsible to pay or withhold your own taxes (including without limitation income, social security and unemployment taxes), provide any workers compensation or any other insurance for yourself, and to fulfill all obligations relating to those activities. This arrangement is not a joint venture, partnership or formal business organization of any kind. You cannot make commitments of any kind on behalf of Motorola without prior Motorola consent, and vice versa.

2. TERM AND TERMINATION. The term of this Agreement is from February 15, 2001 through December 31, 2001. You or Motorola may terminate this Agreement for any reason after thirty (30) days written notice. Should you or Motorola commit a serious breach of the Agreement, or if you or Motorola cannot perform your respective commitments under the Agreement because of insolvency, the other party may terminate the Agreement immediately. Your promises in Paragraphs 4, 11, 13, 16 and 17 will remain in force even after termination of the Agreement, as will any other provisions where the parties intended a commitment to last beyond the term of the Agreement. All other obligations will cease on the termination date.

3. PRIOR AGREEMENTS WITH MOTOROLA/MOTOROLA BENEFITS. Because you are a former employee of Motorola, certain agreements you signed during your employment, e.g., Stock Option Agreements (containing non-competition provisions), and agreements for the protection of Motorola's confidential and proprietary information, continue in force, even though you and Motorola have also entered into this Agreement. You will not earn any new service credit under the various Motorola compensation and benefit plans (the "Motorola Plans") during the term of this Agreement and no fees you earn under this Agreement will count as compensation under any of the Motorola Plans.

4. GENERAL RELEASE. You release Motorola from any and all legal claims to date arising from your employment or your separation from employment with Motorola, whether or not you currently know about them or are presently asserting them. The claims you are releasing include, but are not limited to, breach of contract; wrongful termination, defamation, or other common law matters; or claims of discrimination based on race, sex, age (Age Discrimination in Employment Act), race, religion, national origin, disability or any other legally protected status. You are not releasing any rights to benefits under the Motorola Plans that vested or accrued prior to your retirement, nor are you waiving any other claims or rights which cannot be waived by law, including the right to file an administrative charge of discrimination.

5. COOPERATION/INDEMNIFICATION. For as long as reasonably necessary, you agree to cooperate fully with Motorola in any investigation, negotiation, litigation or other action arising out of situations in which you were involved or knew about during your employment. Motorola will indemnify you for judgments, penalties, settlements and reasonable defense costs for any actual or threatened investigation, negotiation, litigation or other action arising from your Motorola employment to the full extent elected officers may be indemnified under Motorola's Certificate of Incorporation, as it may be restated or amended from time to time.

6. NO SOLICITATION. You agree that for two years from the date you retired from Motorola, you will not recruit, solicit, induce or cause, allow, permit aid or encourage others to recruit, solicit or induce, any Motorola employee to terminate his/her employment with Motorola and/or to seek employment with any other employer.


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7. OBLIGATION TO INFORM MOTOROLA. You agree to immediately inform Motorola of
(i) the identity of any new employment, start-up business or self-employment after your Motorola retirement date (ii) your title, and (iii) your duties and responsibilities. You will provide additional information when reasonably requested by Motorola to determine if you are complying with this Agreement. You authorize Motorola to give a copy of this Agreement to your new employer, or other entity or business you are associated with.

8. PROTECTION OF MOTOROLA'S BUSINESS. You will not use your knowledge of Motorola's business for the benefit of any other person or entity or divulge Motorola's confidential information (as defined below). In good faith, you will protect Motorola's good will.

9. INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION. You agree to all of the following provisions for the protection of Motorola's intellectual property. In this Agreement, the term, "invention," includes innovations and ideas, reflected in any form, and the term, "confidential information," means all business, financial, scientific, technological and legal information or data, and trade secrets, in any form, regardless of how you learned it, that relates directly or indirectly to Motorola's past, present or future business, and that is not available to the general public. Confidential information includes information or data listed in footnote 1.

         a. You will not disclose to or use in any work performed for Motorola any confidential information belonging to others, unless Motorola is otherwise entitled to learn or use it.

         b. Except as required to perform services under this Agreement, you will not use, publish or otherwise disclose to others any confidential information of Motorola or its customers or suppliers, and will take all reasonable precautions to prevent improper disclosure.

         c. When your work for Motorola ends, you will promptly deliver to the designated Motorola representative all Motorola-related documents and other records, and all other Motorola property and materials.

         d. All services you perform and all work you prepare which is eligible for copyright protection in any country shall be deemed work made for hire and become the sole intellectual property of Motorola. If deemed not to be a work made for hire, you assign all right, title and interest in the copyright (including extensions and renewals) in such work to Motorola. At Motorola's expense, but without additional compensation to you, you will provide Motorola all the assistance it reasonably requests to establish, preserve and enforce its copyright in such work. You waive all moral rights relating to the work, including without limitation rights of identification of authorship, and rights of approval, restriction or limitation on use or subsequent modifications.

         e. You assign to Motorola, as its exclusive property, your entire right, title and interest in all of those inventions you (with or without others) developed or conceived during and after your work for Motorola, if they: (a) are made with, in whole or in part, Motorola's equipment, supplies, facilities, trade secrets, or confidential information; or (b) relate to Motorola's business or to Motorola's actual or demonstrably anticipated research or development; or (c) result from any work you performed for Motorola.

         f. You will make and maintain written records of all inventions referred to above and will promptly submit those records and make supplemental disclosures to Motorola.

         g. At Motorola's request and expense, you will do everything necessary, even after the term of this Agreement, to help Motorola or its nominees obtain patents, copyrights and legal protection for inventions in any country.

         h. All inventions, confidential information, notes, drawings, designs, memoranda, computer programs or other data prepared or produced in the performance of your work for Motorola shall be the sole property of Motorola, and shall not be disclosed to anyone outside of Motorola.

         i. Neither party shall have the right under this Agreement to use the name, trademarks or trade names of the other without prior written approval.

         j. You may disclose information that is not confidential information, provided that you give Motorola reasonable advance written notice of your intent to do so, so that Motorola has the chance to object before you disclose information Motorola reasonably believes to be protected.


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10. RECORDS, REPORTS AND INFORMATION. You agree to give Motorola reports about the services you perform under this Agreement, in the form, and with the content and timing specified by Motorola.

11. CONFLICT OF INTEREST/CODE OF BUSINESS CONDUCT. Legal and ethical business conduct is a priority for Motorola, as reflected in the Code of Business Conduct ("COBC") that applies to Motorola employees. Even though you will provide services under this Agreement as an independent contractor, you agree to abide by the COBC. Failure to comply with the COBC is grounds for Motorola to terminate this Agreement immediately.

12. FORCE MAJEURE. Under this Agreement, "force majeure" means an occurrence beyond the reasonable control of the party affected (e.g., government actions, natural disasters, wars, accidents, or strikes) which prevents or delays that party from performing its obligations under this Agreement. To be excused from performing obligations under the Agreement because of force majeure, the party claiming force majeure must promptly inform the other party in writing at the beginning and end of the period of force majeure.

13. COMPLIANCE WITH LAWS AND PROCEDURES. You will comply independently and in all respects with all applicable foreign, federal, state and local laws, ordinances, rules, regulations and orders, including those for public health or environmental protection, equal employment opportunity, and affirmative action. You will indemnify Motorola and hold it harmless if you violate this promise.

14. PROPERTY. You are responsible to care for all property Motorola provides you without charge, even though Motorola is the sole owner of the property. You will pay for all property lost, damaged or destroyed by you.

15. SECURITY. You will comply with all applicable Motorola security regulations.

16. USE OF MOTOROLA COMPUTER RESOURCES. You will comply with Motorola's policy SOP E-62 regarding appropriate use of computer resources. A copy is attached as Exhibit B.

17. MISCELLANEOUS.

         a. You agree that you are signing this Agreement knowingly and voluntarily, without coercion, threats or extra promises.

         b. You or Motorola may insist on strict performance of any provision of this Agreement, even though either you or Motorola may not have insisted on strict performance of that same provision at an earlier time in the same or similar circumstances.

         c. You may not sell, transfer or assign any interests or rights under this Agreement (by operation of law or otherwise). You may not delegate your duties or responsibilities under this Agreement to any person, business or entity. An attempt to do anything prohibited by this paragraph is automatically void.

         d. If Motorola pays any claim you have against it under this Agreement, that payment may be recouped and/or set off against any present or future claims that Motorola may have against you.

         e. The terms of this Agreement are confidential and you promise not to disclose any of its terms to any third party except your immediate family and your financial and legal counsel.

         f. You and Motorola will attempt to settle any claim or controversy through good faith negotiation and with mutual cooperation. You and Motorola will settle any disputes involving this Agreement (other than disputes involving intellectual property) through mediation or other form of alternate dispute resolution. However, Motorola may resort to judicial proceedings if it deems interim relief from a court is necessary to prevent serious and irreparable injury.

         g. All communications to be transmitted from either party to the other party under this Agreement must be in writing and must be hand delivered (and deemed received upon receipt), or sent by facsimile or courier (and deemed received upon receipt or rejection by the addressee), addressed as follows or to any new address which has been communicated in writing: if to Motorola: Motorola, Inc., 1303 East Algonquin Road, Schaumburg, IL 60196, Fax No. (847) 576-6301, Attn: A. Peter Lawson, General Counsel.



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         h. If any provision(s) of this Agreement is/are held to be unenforceable, this Agreement shall be interpreted as if the unenforceable provision(s) are not part of the Agreement; you and Motorola will negotiate in good faith to replace the unenforceable provision.

         i. This Agreement will be construed according to the internal laws, but not the laws of conflicts, applicable to agreements made in Illinois, USA.

         j. You agree that you have had sufficient time (at least 21 days) to consider this Agreement and were advised to consult with an attorney, if desired, before signing below. This Agreement will become effective seven calendar days after you sign it, during which time you can revoke it, by delivering a signed revocation letter within the seven-day period to A. Peter Lawson, Executive Vice President and General Counsel, Motorola, Inc., 1303 E. Algonquin Rd., 11th Floor, Schaumburg, IL 60196.

         k. Except where otherwise specified, this Agreement and Exhibits, is the final, complete and exclusive expression of the agreement between you and Motorola. Except where otherwise specified, this Agreement supersedes and nullifies all prior and concurrent communications and purchase orders, invoices, acknowledgements and agreements that may have been made in connection with the same subject matter, even if signed by you and Motorola. Any alterations to this Agreement must be in writing, signed by both parties.

              IN WITNESS WHEREOF, the parties have signed this Agreement.

         FRED TUCKER                          MOTOROLA, INC.


            /s/ Frederick T. Tucker              /s/ Christopher B. Galvin
         ---------------------------------    ----------------------------------
         (Not to be signed before your        By: Christopher B. Galvin
         Motorola retirement date)            Chairman of the Board and Chief
                                              Executive Officer

                 February 16, 2001                    February 16, 2001
         ---------------------------------    ----------------------------------
         (Date)                               (Date)


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                                    EXHIBIT A


          CONSULTING SERVICES/CONSULTING FEES SUBJECT TO THIS AGREEMENT


Services

You shall perform consulting services as directed by Chris Galvin, Motorola Chairman and Chief Executive Officer, or his designee. These may include, but are not limited to, executive coaching, teaching at the Motorola Vice President Institute, and representing Motorola at the CART races, and other like events. You agree to be accessible within 48 hours of any request to perform services under this Agreement. You agree to work a minimum of 40 days during the term of this Agreement.


Fees and Expenses

Motorola will pay you a retainer as follows:

                  February 15, 2001:        $25,000
                  April 15, 2001:           $50,000
                  July 15, 2001:            $50,000
                  October 15, 2001:         $50,000

Motorola will reimburse all your necessary and actual travel expenses, including first class airfare, incurred in performing duties under this Agreement, provided that Motorola receives an itemized list of all expenses incurred, including the receipts therefor, which are to be reimbursed.

Motorola also agrees to provide the following at Motorola's expense:

         o        Use of the corporate aircraft, where appropriate;

         o The services of Corporate Security, as needed and approved by Chris Galvin or his designee;

         o        Part-time administrative services;

         o        Part-time IT services; and

         o Continued use of your Motorola financial planning advisor through December 31, 2001.

Motorola will pay no costs greater than those in this Exhibit A without its prior written consent.


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